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                        HARTFORD LIFE INSURANCE COMPANY

                               POWER OF ATTORNEY

                                  ------------

                                Glenn D. Lammey
                                 Greg McGreevey
                             Ernest M. McNeill, Jr.
                                John C. Walters

do hereby jointly and severally authorize Richard J. Wirth, Sarah Patterson, Christopher M. Grinnell, Shane E. Daly, Jerry K. Scheinfeldt and/or Lisa Proch, individually, to sign as their agent any and all registration statements under the Securities Act of 1933 and/or the Investment Company Act of 1940, filed on Form N-6, and any and all initial filings filed on November 3, 2008, with respect to Hartford Life Insurance Company and do hereby jointly and severally ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

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
By:    /s/ Glenn D. Lammey                                   Dated as of November 3, 2008
       ----------------------------------------------------
       Glenn D. Lammey
By:    /s/ Greg McGreevey                                    Dated as of November 3, 2008
       ----------------------------------------------------
       Greg McGreevey
By:    /s/ Ernest M. McNeill, Jr.                            Dated as of November 3, 2008
       ----------------------------------------------------
       Ernest M. McNeill, Jr.
By:    /s/ John C. Walters                                   Dated as of November 3, 2008
       ----------------------------------------------------
       John C. Walters
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